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                                                                   EXHIBIT 23(1)

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Osmonics, Inc. on Form S-3 of our report dated February 23, 1996 relating to the financial statements of Desalination Systems, Inc. for the year ended December 31, 1995, appearing in the Current Report on Form 8-K of Osmonics, Inc. filed on August 8, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

San Diego, California
October 8, 1996